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                                                              EXHIBIT (h)(8)(b)

                  Amendment No. 2 to Participation Agreement
                                    between
                          J.P. Morgan Series Trust II
                                      and
                    American General Life Insurance Company

The participation agreement, dated as of October 2, 2000, by and among J.P. Morgan Series Trust II and American General Life Insurance Company (the "Agreement") is hereby amended as follows:

    1. Schedule 1 of this Agreement is hereby deleted in its entirety and replaced with Schedule 1 attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of October 1, 2007.

J.P. Morgan Series Trust II

By:
        -------------------------------
Name:
        -------------------------------
Title:
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American General Life Insurance Company

By:
        -------------------------------
Name:
        -------------------------------
Title:
        -------------------------------

Attest:

By:
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Name:
        -------------------------------
Title
        -------------------------------

[CORPORATE SEAL]

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                                  SCHEDULE I

Name of Series

J.P. Morgan Small Company Portfolio

J.P. Morgan Mid Cap Value Portfolio

J.P. Morgan International Equity Portfolio

                                      2